Exhibit 99.1

December 8, 2011 FOR IMMEDIATE RELEASE	WaferGen Contacts 510-651-4450 Don Huffman, CFO don.huffman@wafergen.com Media: Joyce Strand joyce.strand@wafergen.com

WaferGen to Present Corporate Overview at Oppenheimer Healthcare Conference

Fremont, Calif., December 8, 2011 – WaferGen Biosystems, Inc. (OTCBB:WGBS), an emerging genomic analysis company, today announced that the company plans to deliver its corporate presentation at the Oppenheimer 22nd Annual Healthcare Conference at the Waldorf-Astoria, New York, NY, December 13-14, 2011.

The Company is scheduled to present on Tuesday, December 13, 2011 from 3:35-3:50 p.m. Eastern Time.  The presentation will be webcast live and will be available for replay at the Company’s website at www.wafergen.com.

For more information about the conference, go to http://www.opco.com/conferences/healthcare11/index.html

About WaferGen and the SmartChip Real-Time PCR System

WaferGen Biosystems, Inc., an emerging genomic analysis company in the early stage of commercialization, offers the transformative SmartChip Real-Time PCR System—a next-generation Real-Time PCR System for profiling and validation of gene expression patterns (biomarkers) on a single platform. The SmartChip System provides a range of high-throughput capabilities including microRNA and mRNA gene expression profiling and Single Nucleotide Polymorphism (SNP) genotyping. WaferGen also offers Quick-Turnaround SmartChip Custom (User-Defined) Panels to enable validation studies of specific genes of interest through customization of high-throughput, real-time PCR SmartChip assay panels—all on a quick-turnaround basis.

In addition, the Company offers an innovative fee-based service for gene-expression profiling using the SmartChip System. For additional information, please see http://www.wafergen.com